Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE3
                             Payment Date 05/25/2001
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Servicing Certificate                                       Group 1                  Group 2
---------------------
Beginning Pool Balance                                                470,028,767.87       67,265,236.99
Beginning PFA                                                                   0.00                0.00
Ending Pool Balance                                                   452,864,364.63       65,937,956.42
Ending PFA Balance                                                                 -                   -
Principal Collections                                                  17,028,819.16        1,327,280.57
Principal Draws                                                                    -                   -
Net Principal Collections                                              17,028,819.16        1,327,280.57
Active Loan Count                                                             13,984                 411

Interest Collections                                                    3,923,461.90          573,170.51

Weighted Average Net Loan Rate                                             11.15000%           10.84540%
Substitution Adjustment Amount                                                  0.00                0.00

           Beginning            Ending                                                           Interest    Security
Term Notes  Balance             Balance           Factor         Principal        Interest      Shortfalls      %        Coupon
----------  -------             -------           ------         ---------        ---------     ----------      -        ------
Class A-1     202,200,882.92   183,575,803.70       0.6922661    18,625,079.22       779,526.53        0.00   0.305451  4.626%
Class A-2      69,781,000.00    69,781,000.00       1.0000000             0.00       416,941.48        0.00   0.116108  7.170%
Class A-3      62,885,000.00    62,885,000.00       1.0000000             0.00       385,694.67        0.00   0.104634  7.360%
Class A-4      22,574,000.00    22,574,000.00       1.0000000             0.00       145,226.07        0.00   0.037561  7.720%
Class A-5      52,454,000.00    52,454,000.00       1.0000000             0.00       317,346.70        0.00   0.087278  7.260%
Class A-6      24,028,226.63    22,576,528.45       0.6491425     1,451,698.18        92,834.05        0.00   0.037565  4.636%
Class A-7      16,444,000.00    16,444,000.00       1.0000000             0.00        99,623.23        0.00   0.027361  7.270%
Class A-8      17,704,000.00    17,704,000.00       1.0000000             0.00       115,076.00        0.00   0.029458  7.800%
Class M1       30,351,000.00    30,351,000.00       1.0000000             0.00       209,674.83        0.00   0.050501  8.290%
Class M2       16,527,000.00    16,527,000.00       1.0000000             0.00       121,611.18        0.00   0.027499  8.830%
Class B        12,320,000.00    12,320,000.00       1.0000000             0.00        92,400.00        0.00   0.020499  9.000%


Certificates             -                   -              -               -                 -          -          -        -

Beginning Overcollateralization Amount                                 10,024,895.31
Overcollateralization Amount Increase (Decrease)                        1,585,093.59
Outstanding Overcollateralization Amount                               11,609,988.90
Overcollateralization Target Amount                                    15,024,141.00

Credit Enhancement Draw Amount                                                  0.00
Unreimbursed Prior Draws                                                        0.00


                                                                                                Number          Percent
                                                                             Balance           of Loans        of Balance
Delinquent Loans (30 Days)                                              2,168,924.43              46             0.48%
Delinquent Loans (60 Days)                                                797,835.92              14             0.18%
Delinquent Loans (90+ Days) (1)                                           945,288.31              23             0.21%
REO                                                                             0.00               0             0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO

                                                             Liquidation To-Date
Beginning Loss Amount                                                      41,019.58
Current Month Loss Amount                                                 135,584.08
Current Month Prinicpal Recovery                                                0.00
Net Ending Loss Amount                                                    176,603.66                0.00

                                                                 Special Hazard               Fraud         Bankruptcy
Beginning Amount                                                                0.00               0.00             0.00
Current Month Loss Amount                                                       0.00               0.00             0.00
Ending Amount                                                                      -                  -                -

Liquidation Loss Distribution Amounts                                           0.00
Extraordinary Event Losses                                                      0.00
Excess Loss Amounts                                                             0.00

Capitalized Interest Account
Beginning Balance                                                               0.00
Withdraw relating to Collection Period                                          0.00
Interest Earned (Zero, Paid to Funding Account)                                 0.00
Total Ending CIA Balance to Seller                                             0.00
                                                                               ----
Total Ending Capitalized Interest Account Balance as of Payment Date            0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                           0.00


Prefunding Account
Beginning Balance                                                               0.00
Additional Purchases during Revolving Period                                    0.00
Excess of Draws over Principal Collections                                      0.00
Ending PFA Balance to Noteholders                                              0.00
                                                                               ----
Total Ending Balance as of Payment Date                                         0.00
Interest earned for Collection Period                                           0.00
Interest withdrawn related to prior Collection Period                           0.00

Current Month Repurchases Units                                                    1
Cuurent Month Repurchases ($)                                              33,135.32

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